Exhibit 99.2

Contact:

Chris Cline, CFA

Senior Vice President, Investor Relations & Corporate Communications

Retrophin, Inc.

888-969-7879

IR@retrophin.com

Retrophin Announces Pricing of Public Offering of Common Stock

SAN DIEGO, June 8, 2020 – Retrophin, Inc. (Nasdaq: RTRX) today announced the pricing of an underwritten public offering of 6,500,000 shares of its common stock at a price to the public of $15.50 per share. All of the shares are being sold by Retrophin. The gross proceeds from the offering are expected to be approximately $100.8 million, before deducting the underwriting discounts and commissions and offering expenses. The offering is expected to close on June 11, 2020, subject to customary closing conditions. In addition, Retrophin has granted the underwriters for the offering a 30-day option to purchase up to an additional 975,000 shares of its common stock at the public offering price, less the underwriting discounts and commissions.

Jefferies, Barclays and BofA Securities are acting as the joint book-running managers for the offering.

The shares of common stock described above are being offered by Retrophin pursuant to a shelf registration statement filed by Retrophin with the Securities and Exchange Commission (SEC) that became automatically effective on September 4, 2018. A preliminary prospectus supplement and accompanying prospectus related to the offering were filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus related to the offering, when available, may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com; from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 888-603-5847 or by email at barclaysprospectus@broadridge.com; or from BofA Securities, Attention Prospectus Department, 200 North College Street, 3rd Floor, Charlotte, NC 28255, by telephone at 800-299-1322 or by email at dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Retrophin, Inc.

Retrophin is a biopharmaceutical company specializing in identifying, developing and delivering life-changing therapies to people living with rare disease. The Company’s approach centers on its pipeline featuring sparsentan, a product candidate in late-stage development for focal segmental glomerulosclerosis (FSGS) and IgA nephropathy (IgAN), rare disorders characterized by progressive scarring of the kidney often leading to end-stage renal disease. Research in additional rare diseases is also underway, including partnerships with leaders in patient advocacy and government research to identify potential therapeutics for NGLY1 deficiency and Alagille syndrome, conditions with no approved treatment options. Retrophin’s R&D efforts are partially supported by revenues from the Company’s commercial products Chenodal®, Cholbam®, Thiola® and Thiola EC®.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by introductory words such as “may,” “expects,” “plan,” “believe,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding Retrophin’s expectations with respect to the completion, timing and size of the proposed public offering. For such statements, Retrophin claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Retrophin’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, and those factors disclosed in Retrophin’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. These forward-looking statements represent Retrophin’s judgment as of the time of this release. Retrophin disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.